                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            First Data Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[FIRST DATA CORPORATION LOGO]

                            FIRST DATA CORPORATION
                           5660 New Northside Drive
                                  Suite 1400
                          Atlanta, Georgia 30328-5800

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 May 10, 2000

                               ----------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of First Data Corporation, a Delaware corporation (the "Company"), will be held at the Company's corporate offices, at 5660 New Northside Drive, Atlanta, Georgia 30328-5800 on Wednesday, May 10, 2000, at 11:30 a.m. (E.D.T.), for the
following purposes:

    1. The election of three directors;

    2. The ratification of the selection of Ernst & Young LLP as independent auditors of the Company for 2000; and

    3. The transaction of such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Shareholders of record at the close of business on March 13, 2000 (the "Record Date") will be entitled to vote at the meeting and any adjournment or postponement thereof.

     You are cordially invited to attend the meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign the enclosed proxy and return it in the enclosed prepaid envelope or follow the alternative voting procedures described on the proxy.

                                          By Order of the Board of Directors
                                          /s/ Michael T. Whealy
                                          Michael T. Whealy
                                          Corporate Secretary
                                          March 27, 2000

                            YOUR VOTE IS IMPORTANT

  WHETHER YOU OWN A FEW OR MANY SHARES OF COMMON STOCK, YOU ARE URGED TO PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY OR FOLLOW ANY ALTERNATIVE VOTING PROCEDURES DESCRIBED ON THE PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

                            FIRST DATA CORPORATION

                                PROXY STATEMENT

   The Board of Directors of First Data Corporation ("FDC" or the "Company") is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 10, 2000, at 11:30 a.m. (E.D.T.), and any adjournment or postponement of that meeting. The meeting will be held at the Company's corporate offices at 5660 New Northside Drive, Atlanta, Georgia 30328-5800. This Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Shareholders was first mailed on or about March 27, 2000 to all shareholders of record as of March 13, 2000 (the "Record Date"). The only voting securities of the Company are shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), of which there were 415,008,170 shares outstanding as of the Record Date (excluding treasury stock).

   The Company's Annual Report to Shareholders, which contains financial statements for the year ended December 31, 1999, accompanies this Proxy Statement. You may also obtain a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission without charge by writing to Investor Relations, First Data Corporation, 5660 New Northside Drive, Suite 1400, Atlanta, Georgia 30328-5800.

                               ----------------

                               TABLE OF CONTENTS

                            Page
                            ----
The Proxy Process and
 Shareholder Voting.......    2
Questions and Answers
 About the Proxy Process..    2
Proposals Submitted for
 Shareholder Vote.........    5
  Proposal 1 -- Election
   of Directors...........    5
  Proposal 2 --
    Ratification of
   Selection of Auditors..    5
Board of Directors........    6
Governance of the
 Company..................    8
Committees of the Board of
 Directors................    8
Common Stock Ownership of
 Directors and Executive
 Officers.................    9
Compensation of
 Directors................   10
Executive Compensation
 Report by the
 Compensation and Benefits
 Committee................   10
Summary Compensation
 Table....................   13
Option Grants in 1999.....   14
Aggregated Option
 Exercises in 1999 and
 Year-End 1999 Option
 Values...................   15
Long-Term Incentive
 Plans -- Grants in 1999..   15
Retirement Plans..........   16
Performance Graph.........   17
Certain Transactions and
 Other Matters............   18
Section 16(a) Beneficial
 Ownership Reporting
 Compliance...............   19
Principal Holders of
 Common Stock.............   19

                   THE PROXY PROCESS AND SHAREHOLDER VOTING

   The proxy process is the means by which corporate shareholders can exercise their rights to vote for the election of directors and other strategic corporate proposals. This Proxy Statement provides notice of a scheduled shareholder meeting, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders. The accompanying Proxy Card provides shareholders with a simple means to vote on the described proposals without having to attend the shareholder meeting in person. By executing the Proxy Card, you authorize Henry C. Duques and Michael
T. Whealy to act as your Proxies to vote your shares as specified.

   The proxy voting mechanism also is vitally important to the Company. In order for the Company to obtain the necessary shareholder approval of proposals, a "quorum" of shareholders (a majority of the issued and outstanding shares entitled to vote, excluding treasury stock) must be represented at the meeting in person or by proxy. Since few shareholders can spend the time or money to attend shareholder meetings in person, voting by proxy is necessary to obtain a quorum and complete the shareholder vote.

   It is important that you vote your shares to assure a quorum is obtained so corporate business can be transacted. If a quorum is not obtained, the Company must postpone the meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its shareholders.

                 QUESTIONS AND ANSWERS ABOUT THE PROXY PROCESS

Why Did I Receive These Materials?

  Shareholders of the Company as of the close of business on the March 13, 2000 Record Date are entitled to vote at the Company's Annual Meeting. The Company is required by law to distribute these proxy materials to all shareholders as of the Record Date.

What Does It Mean If I Receive More Than One Set Of Materials?

  This means you own shares of the Company that are registered under different names. For example, you may own some shares directly as a "Registered Holder" and other shares through a broker or you may own shares through more than one broker. In these situations you will receive multiple sets of proxy materials. It is necessary for you to vote, sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards you receive in order to vote all of the shares you own. Each Proxy Card you received came with its own prepaid return envelope; if you vote by mail make sure you return each Proxy Card in the return envelope which accompanied that Proxy Card.

How Do I Vote?

  You may vote by mail or follow any alternative voting procedure described on the Proxy Card. To use an alternative voting procedure, follow the instructions on each Proxy Card that you receive. To vote by mail, sign and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope which accompanied that Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in favor of the director nominees and in favor of the other proposal. All outstanding shares of Common Stock represented by your signed and dated Proxy Card or for which you have provided instructions by the alternative voting procedure that are received in time for the 2000 Annual Meeting will be voted.

Does My Vote Matter?

  Absolutely! Corporations are required to obtain shareholder approval for the election of directors and other important matters. Shareholder participation is not a mere formality. It is essential for the Company to continue to function. Each share of Common Stock is entitled to one vote and every share voted has the same weight. It is also important that you vote to assure that a quorum is obtained so corporate business can be transacted.

What Percentage Of Votes Is Required To Elect Directors?

  If a quorum is obtained, the three nominees receiving the greatest number of votes will be elected.

What Percentage Of Votes Is Required To Approve Other Proposals?

  If a quorum is obtained, proposals other than the election of directors require the affirmative vote of a majority of shares of Common Stock represented at the meeting and entitled to vote. Since majority approval is required, an "ABSTAIN" vote has the effect of a vote against the proposal.

What Is The Effect Of Not Voting?

  It depends on how ownership of your shares is registered. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. Assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

  If you own shares through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following Question, in the absence of your voting instruction, your broker may or may not vote your shares.

If I Don't Vote, Will My Broker Vote For Me?

  If you own your shares through a broker and you don't vote, your broker may vote your shares in its discretion on some "routine matters." With respect to other proposals, however, your broker may not vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the "broker non-vote." "Broker non-vote" shares are counted toward the quorum requirement but they do not affect the determination of whether a matter is approved. The Company believes that the proposals set forth in this Proxy Statement are routine matters on which brokers will be permitted to vote unvoted shares.

Is My Vote Confidential?

  It is the policy of the Company that all shareholder meeting proxies, ballots and voting records that identify the particular vote of a shareholder are confidential. The vote of any shareholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the inspectors of election to certify the results of the shareholder vote, (iv) in the event a proxy solicitation in opposition to the Company or the election of the Board of Directors takes place, (v) if a shareholder has requested that their vote be disclosed, or (vi) to respond to shareholders who have written comments on Proxy Cards.

If I Own My Shares Through A Broker, How Is My Vote Recorded?

  Brokers typically own shares of Common Stock for many shareholders. In this situation the Registered Holder on the Company's stock register is the broker or its nominee. This often is referred to as holding shares in "Street Name." The "Beneficial Owners" do not appear in the Company's shareholder register. Therefore, for shares held in Street Name, distributing the proxy materials and tabulating votes are both two-step processes. Brokers inform the Company how many of their clients are Beneficial Owners and the Company provides the broker with that number of proxy materials. Each broker then forwards the proxy materials to its clients who are Beneficial Owners to obtain their votes. When you receive proxy materials from your broker, the accompanying return envelope is addressed to return your executed Proxy Card to your broker. Shortly before the meeting, each broker totals the votes and submits a Proxy Card reflecting the aggregate votes of the Beneficial Owners for whom it holds shares.

Can I Revoke My Proxy And Change My Vote?

  You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation delivered to the Corporate Secretary, (ii) by submitting another valid proxy bearing a later date, or (iii) by attending the meeting and giving the Inspector of Elections notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker in order to revoke your proxy.

Will Any Other Business Be Transacted At The Meeting? If So, How Will My Proxy Be Voted?

  Management does not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement. The period specified in the Company's By-Laws for submitting proposals to be considered at the meeting has passed and no proposals were submitted. However, should any other matters properly come before the meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

Who Counts The Votes?

  Votes will be counted and certified by the Inspectors of Election, who are employees of Norwest Bank Minnesota, National Association, the Company's independent Transfer Agent and Registrar. If you are a Registered Holder, your executed Proxy Card is returned directly to Norwest for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Norwest on behalf of its clients.

How Much Does The Proxy Solicitation Cost?

  The Company has engaged the firm of Morrow & Co. to assist in distributing and soliciting proxies for a fee of $7,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. The largest expense in the proxy process is printing and mailing the proxy materials. Proxies also may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by mail, telephone or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies.

What Is The Deadline For Submitting Proposals To Be Considered For Inclusion In The 2001 Proxy Statement?

  Shareholder proposals requested to be included in the Company's 2001 Proxy Statement must be received by the Company not later than November 27, 2000. Proposals should be directed to Michael T. Whealy, Corporate Secretary, First Data Corporation, 5660 New Northside Drive, Suite 1400, Atlanta, Georgia, 30328-5800.

If I Do Not Submit A Proposal In Time To Be Included In The 2001 Proxy Statement, May I Still Nominate Someone To Be A Director Of The Company Or Submit Any Business To Be Considered At The Company's Annual Shareholder Meeting In 2001?

  Even if a proposal is not submitted in time to be considered for inclusion in the Company's 2001 Proxy Statement, a proper shareholder proposal or director nomination may still be considered at the Company's 2001 annual meeting but only if the proposal or nomination is received by the Company no sooner than January 10, 2001 but not later than February 9, 2001. All proposals should be directed to Michael T. Whealy, Corporate Secretary, First Data Corporation, 5660 New Northside Drive, Suite 1400, Atlanta, Georgia, 30328-5800.

                   PROPOSALS SUBMITTED FOR SHAREHOLDER VOTE

                                  Proposal 1

                             ELECTION OF DIRECTORS

   The Board of Directors is divided into three classes serving staggered three-year terms. The terms of office of three current directors, Mr. Jones, Mr. Levenson and Mr. Russell, expire at the 2000 Annual Meeting of Stockholders. They have been nominated for reelection through the 2003 Annual Meeting of Stockholders or until a successor is elected and qualified. (See the Board of Directors section for information concerning all Directors). In the case of a vacancy occurring during the year in any class, the Board of Directors may elect another director as a replacement, may leave the vacancy unfilled or may reduce the number of directors.

   The terms of Ms. Spero, Mr. Burdetsky and Mr. Duques expire at the 2001 Annual Meeting of Stockholders. The terms of Mr. Robinson, Mr. Schwartz and Mr. Staglin expire at the 2002 Annual Meeting of Stockholders.

   A shareholder may (i) vote for the election of any one or more of the nominees, or (ii) withhold authority to vote for one or more of the nominees by so indicating on the Proxy Card. Your shares will be voted as you specify on the enclosed Proxy Card or as you instruct via the alternative voting procedure described on the Proxy Card. If you sign, date and return the Proxy Card without specifying how you want your shares voted, they will be voted for the election of the Director nominees. If unforseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the Director nominees, your shares will be voted for that other person.

   Directors are elected by a plurality of votes of the shares represented at the meeting and entitled to vote. Therefore, if a quorum is present, the three nominees receiving the greatest number of votes will be elected. The effects of unvoted shares, abstentions and "broker non-votes" are discussed in the preceding Questions and Answers.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO REELECT MR. JONES, MR. LEVENSON AND MR. RUSSELL AS DIRECTORS FOR A THREE-YEAR TERM.

                                  Proposal 2

                     RATIFICATION OF SELECTION OF AUDITORS

   The Board of Directors recommends to the shareholders the ratification of the selection of Ernst & Young LLP, independent auditors, to audit the accounts of the Company and its subsidiaries for 2000. In the event the shareholders fail to ratify the appointment, the Board of Directors will consider it a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors, in its discretion, may select a new independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interest of the Company and its shareholders.

   Ernst & Young LLP has been serving as the independent auditors for the Company or its predecessor entities since 1980. Ernst & Young LLP follows a policy of rotating the partner in charge of the Company's audit every seven years. Other partners and non-partner personnel are rotated on a periodic basis.

   A representative of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

                               BOARD OF DIRECTORS

                               Principal Occupation, Business           Director
     Name and Age               Experience and Directorships             Since
     ------------              ------------------------------           --------
 Ben Burdetsky....... Professor Emeritus of the School of Business        1992
  Age 71               and Public Management of The George Washington
                       University since 1995 and Director of the
                       Burdetsky Labor-Management Institute at the
                       University. Dr. Burdetsky was a member of the
                       full-time faculty from January 1977 to 1994.
                       From June 1988 until 1992, he served as Dean,
                       and from March 1984 to June 1988 he served as
                       an Associate Dean, of the School of Business
                       and Public Management of The George Washington
                       University. Dr. Burdetsky is a Director of
                       National Capital Preferred Provider
                       Organization.
 Henry C. Duques..... Chairman and Chief Executive Officer of the         1989
  Age 56               Company from April 1989 to the present. From
                       September 1987 to 1989, he served as President
                       and Chief Executive Officer of the Data Based
                       Services Group of American Express Travel
                       Related Services Company, Inc., the
                       predecessor of the Company. He was Group
                       President Financial Services and a member of
                       the Board of Directors of Automatic Data
                       Processing, Inc. ("ADP") from 1984 to 1987.
                       Mr. Duques is a Director of theglobe.com and
                       Unisys Corporation.
 Courtney F. Jones... Former Managing Director in charge of the New       1992
  Age 60               World Banking Group of Bankers Trust from
                       December 1997 to July 1999. A director of RSP
                       Manufacturing Corporation since March 1998,
                       and Medical Manager Corporation since April
                       1997. From July 1989 to December 1990,
                       Managing Director in the Investment Banking
                       Division of Merrill Lynch & Co., Inc. From
                       October 1985 until July 1989, he served as
                       Chief Financial Officer, Executive Vice
                       President and a member of the Board of
                       Directors of Merrill Lynch & Co., Inc. Prior
                       to that, Mr. Jones served as Treasurer and
                       Secretary of the Finance Committee of the
                       Board of Directors of General Motors
                       Corporation. He also was formerly a Director
                       of General Motors Acceptance Corporation and
                       General Motors Insurance Company.
 Robert J. Levenson.. Managing General Partner of the Lenox Capital       1992
  Age 58               Group. Former Executive Vice President of the
                       Company from 1993 to 2000. Former Senior
                       Executive Vice President, Chief Operating
                       Officer, and Member of the Office of the
                       President and Director of Medco Containment
                       Services, Inc., a provider of managed care
                       prescription benefits, from October 1990 to
                       December 1992. From 1985 until October 1990,
                       he was a Group President and Director of ADP.
                       Mr. Levenson is a Director of Emisphere
                       Technologies, Inc., Superior Telecom, Inc.,
                       Vestcom International, Inc. and Virtual
                       Communities, Inc.

                                Principal Occupation, Business          Director
      Name and Age               Experience and Directorships            Since
      ------------              ------------------------------          --------
 James D. Robinson III.. Chairman and Chief Executive Officer of RRE      1992
  Age 64                  Investors, LLC a private information
                          technology venture investment firm, and a
                          General Partner of RRE Ventures, L.P. He is
                          also non-executive Chairman of Violy Byorum
                          & Partners Holdings, LLC, a private
                          investment firm specializing in financial
                          advisory and investment banking activities
                          in Latin America. Mr. Robinson previously
                          served as Chairman and Chief Executive
                          Officer and as a Director of American
                          Express Company from 1977 to 1993. He is a
                          Director of Bristol-Myers Squibb Company,
                          The Coca-Cola Company, Cambridge Technology
                          Partners, and Concur Technologies Inc. Mr.
                          Robinson is a member of the Business
                          Council and the Council on Foreign
                          Relations. He is Honorary Co-Chairman of
                          Memorial Sloan-Kettering Cancer Center, an
                          Honorary Trustee of the Brookings
                          Institution and Chairman Emeritus of the
                          World Travel and Tourism Council
                          Institution.
 Charles T. Russell..... Former President and Chief Executive Officer     1994
  Age 70                  of Visa International from 1984 to January
                          1994. Mr. Russell joined Visa in 1971. He
                          serves on the Board of Visitors at the
                          University of Pittsburgh's Joseph M. Katz
                          School of Business. Mr. Russell also is a
                          Director of CyberCash, Inc., and InfiStar
                          Corporation (formerly Card Issuer Program
                          Management Corporation), which provides
                          management services to credit card issuers.
 Bernard L. Schwartz.... Chairman and Chief Executive Officer, Loral      1992
  Age 74                  Space & Communications Ltd., a high-
                          technology company concentrating on
                          satellite manufacturing and satellite-based
                          services. Chairman and Chief Executive
                          Officer, Loral Corporation, a manufacturer
                          of components for information systems, from
                          1972 to 1996. Chairman and Chief Executive
                          Officer of Globalstar Telecommunications
                          Limited, which is developing a world-wide,
                          low-earth-orbit satellite-based digital
                          telecommunications service. He also serves
                          as Chairman and Chief Executive Officer of
                          K&F Industries Inc., world-wide supplier of
                          aircraft braking systems and Chairman of
                          Space Systems/Loral, a manufacturer of
                          telecommunications and environmental
                          satellites. Mr. Schwartz is a Director of
                          Reliance Group Holdings, Inc., a trustee of
                          Mount Sinai-New York University Medical
                          Center, and a trustee of Thirteen/WNET.
 Joan E. Spero.......... President of the Doris Duke Charitable           1998
  Age 55                  Foundation since 1997. Ms. Spero was
                          Undersecretary of State for Economic,
                          Business and Agricultural Affairs from 1993
                          to 1997. From 1981 to 1993, Ms. Spero held
                          several offices with American Express
                          Company, the last being Executive Vice
                          President, Corporate Affairs and
                          Communications. Prior to that Ms. Spero was
                          Ambassador to the United Nations for
                          Economic and Social Affairs from 1980 to
                          1981 and she was an Assistant Professor at
                          Columbia University from 1973 to 1979. Ms.
                          Spero is a member of the Board of Trustees
                          of the Brookings Institution, Wisconsin
                          Alumni Research Foundation, and Columbia
                          University. She serves as a
                          Director/Trustee of certain Scudder Kemper
                          Funds. Ms. Spero was a member of the Board
                          of Directors of Hercules Incorporated from
                          1985 to 1993 and acted as Chair of the
                          Audit and Compensation Committees for
                          periods of that time.

                              Principal Occupation, Business           Director
     Name and Age              Experience and Directorships             Since
     ------------             ------------------------------           --------
 Garen K. Staglin.... Managing Director of the Rutherford Fund, a        1992
  Age 55               private venture capital fund. Mr. Staglin has
                       been the Chairman of the Board of Directors
                       of Safelite Glass Corporation, a manufacturer
                       and retailer of auto glass, since August
                       1991, and from August 1991 until April 1997,
                       he also was the Chief Executive Officer of
                       Safelite Glass Corporation. From April 1980
                       until August 1991, Mr. Staglin served as the
                       Corporate Vice President and General Manager
                       of ADP's Automotive Services Group. He serves
                       as a Director of Quick Response Services,
                       Inc., CyberCash, Inc. and Specialized Bicycle
                       Corp. Mr. Staglin also serves on the Advisory
                       Council of the Stanford Graduate School of
                       Business.

                           GOVERNANCE OF THE COMPANY

   In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is to consist of not less than one nor more than fifteen Directors. Directors are divided into three classes and Directors in each class are elected for a three-year term. The Board was composed of nine Directors in 1999. During 1999, the Board of Directors met eight times (not including Committee meetings). Each of the Directors attended at least 75 percent of the aggregate number of meetings of the Board and Board committees on which they served during 1999.

                     COMMITTEES OF THE BOARD OF DIRECTORS

   The members of the Audit Committee are Courtney F. Jones (Chairperson), Ben Burdetsky and Joan E. Spero. The Audit Committee consists solely of directors who are not current or former employees of the Company or any subsidiary and are, in the opinion of the Board of Directors, free from any relationship that would interfere with the exercise of independent judgment in the discharge of the Audit Committee's duties. The Audit Committee has general responsibility for reviewing with management the financial controls, accounting, compliance with law, audit and reporting activities of the Company and its subsidiaries as well as reviewing the contingency plans for business continuity undertakings. The Audit Committee also (i) recommends to the Company's Board of Directors the approval of the financial statements as audited by the independent accountants, (ii) approves any special assignments given to such accountants and the related fees, (iii) reviews the planned scope of the annual audit, the related fees, the independent accountants' report of audit, the accompanying management letter, if any, and management's response thereto,
(iv) reviews the planned scope and results of the Company's internal audit examinations and assessments, (v) consults with the independent accountants with regard to the adequacy of the Company's internal accounting controls, the effectiveness and efficiency of the Company's internal audit staff, and legal compliance matters, (vi) reviews and conducts investigations regarding possible violations of law and of the Company's Code of Conduct, retains outside counsel and other experts to assist in such investigations and directs appropriate remedial steps to be taken if such violations are detected, (vii) reviews and oversees related-party transactions, and (viii) reviews any major accounting changes made or contemplated by the Company. In addition, beginning with the May 14, 1997 meeting, the Committee has exercised oversight responsibility for Year 2000 planning throughout the Company. During 1999, the Audit Committee met five times.

   The members of the Compensation and Benefits Committee (the "Compensation Committee") are Charles T. Russell (Chairperson), Ben Burdetsky, and Bernard
L. Schwartz. The Compensation Committee consists solely of directors who are not current or former employees of the Company or any subsidiary. The Compensation Committee is responsible for (i) the administration of all salary and incentive compensation plans for the officers and key employees of the Company and its subsidiaries, (ii) reviewing management organization, development and succession planning, (iii) reviewing senior management compensation, and (iv) granting and otherwise administering specific awards under the Corporation's 1992 Long-Term Incentive Plan and comparable plans. The Compensation Committee may exercise all of the powers and authority of the Board with respect to the Corporation's employee pension benefit plans and employee welfare benefit plans. The Compensation Committee regularly consults with independent compensation advisors in performing its duties. The Compensation Committee also has responsibility for screening and nominating new Director candidates. In exercising its Director nomination responsibilities, the Committee shall consider women and minority candidates consistent with the Company's nondiscrimination policies. In addition, the Committee will consider persons recommended by shareholders. Shareholder recommendations may be submitted to the Secretary of the Company at 5660 New Northside Drive, Suite 1400, Atlanta, Georgia 30328, and they will be forwarded to the Compensation Committee members for their consideration. During 1999, the Compensation Committee met six times.

   The members of the Executive Committee are James D. Robinson III (Chairperson), Henry C. Duques, and Courtney F. Jones. The Executive Committee meets in place of the full Board of Directors in intervals between meetings of the Board. The Committee may act on behalf of the Board of Directors on all matters permitted by the General Corporation Law of the State of Delaware. The Executive Committee met once in 1999.

          COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth, as of January 1, 2000, the beneficial ownership of Common Stock by all directors and nominees, each of the executive officers named in the Summary Compensation Table contained in this Proxy Statement and all directors and executive officers as a group. Each person has sole voting and investment power of the shares, except as noted.

                                                                  Amount and
                                                                  Nature of
                                                                  Beneficial
      Name                                                       Ownership(1)
      ----                                                       ------------
      Eula L. Adams.............................................    160,149(2)
      Lee Adrean................................................    495,978
      David P. Bailis...........................................    474,909(3)
      Ben Burdetsky.............................................     63,107
      Henry C. Duques...........................................  3,336,816(4)
      Charles T. Fote...........................................  1,146,794
      Courtney F. Jones.........................................    118,875
      Robert J. Levenson........................................    803,622
      James D. Robinson III.....................................    135,875(5)
      Charles T. Russell........................................     49,656
      Bernard L. Schwartz.......................................    115,525
      Joan E. Spero.............................................      8,340
      Garen K. Staglin..........................................    121,375
      All directors and executive officers as a group (14
       persons).................................................  7,208,027

--------
(1) The number of shares reported includes shares covered by options that are exercisable within 60 days of January 1, 2000 as follows: Mr. Adams, 153,702; Mr. Adrean, 491,978; Mr. Bailis, 471,184; Mr. Burdetsky, 62,307;
    Mr. Duques, 3,330,165; Mr. Fote, 1,145,072; Mr. Jones, 116,875; Mr.
    Levenson, 792,830; Mr. Robinson, 116,875; Mr. Russell, 49,256; Mr. Schwartz, 108,525; Ms. Spero, 8,340; Mr. Staglin, 96,267; all directors and executive officers as a group, 7,119,545.
(2) Includes 640 shares held by Mr. Adams' wife.
(3) Includes 950 shares held by Mr. Bailis' wife.
(4) Includes 4,268 shares held by Mr. Duques' wife.
(5) Includes 5,000 shares held by Mr. Robinson's wife.

   The percent of outstanding Common Stock beneficially owned by all directors and executive officers as a group is approximately 1.7%. The percentage beneficially owned by any director or nominee does not exceed 1%.

                           COMPENSATION OF DIRECTORS

   Directors who are not employees of the Company or its affiliates were paid an annual retainer of $50,000. In addition, a non-employee chairman of a standing committee receives an annual retainer of $5,000. Non-employee directors have the option of electing to receive all or a portion of the annual retainer fees in the form of stock option grants pursuant to the First Data Corporation 1993 Director's Stock Option Plan. Non-employee directors also receive annual grants of non-qualified options pursuant to the same plan. Each director receives options for 10,000 shares of Common Stock upon commencing services as a director and options for 4,000 shares of Common Stock on the date of each annual shareholders' meeting thereafter, except that on the fourth and eighth annual shareholders' meetings thereafter, instead of options for 4,000 shares, each director receives options for 14,000 shares. Directors are reimbursed for their actual expenses incurred in attending Board, committee and shareholder meetings, including those for travel, food and lodging.

               EXECUTIVE COMPENSATION REPORT BY THE COMPENSATION
                            AND BENEFITS COMMITTEE

   The Compensation Committee establishes compensation policies and employee benefits plans. It also sets the bonus awards for senior management, including the Named Executives.

   Compensation Philosophy. The Company's executive compensation programs are based on the belief that the interests of its Chief Executive Officer (CEO) and senior management should be aligned with those of the shareholders. For these executives, the Compensation Committee has determined that a significant portion of total compensation should be comprised of "at-risk," performance-based components. The at-risk components provide longer-term rewards that are not earned unless specific, pre-established goals are met.

   In furtherance of its objectives, the Compensation Committee has structured the CEO and senior management's total compensation as a combination of base salary, annual incentive compensation, stock options and a long-term incentive award.

   The Compensation Committee seeks to set executive compensation at levels sufficient to attract, retain and motivate highly qualified executive personnel in light of the compensation practices of a group comprised of companies of comparable size and complexity and top-performing companies in various business sectors in which the Company operates (the "Comparator Group"). An independent consultant surveys the Comparator Group to determine compensation practices and provides the Compensation Committee with comparative evaluations and advice.

   The Comparator Group includes the companies in the peer group included in the Performance Graph in this Proxy Statement. As it did in prior years, the Performance Graph uses a Company-selected group of ten computer services companies. The Comparator Group also includes other companies that are in the same business or are of a similar revenue size, reflecting the Compensation Committee's belief that the broader group is representative of the Company's main competition for executive talent.

   The Compensation Committee's philosophy is that base salary and annual incentive compensation should be competitive with the Comparator Group, and, based upon the Company's financial performance both as a whole and relative to specific targets, that long-term incentive compensation must promote corporate performance which exceeds both a minimum rate of return and objectively identified targets relative to the S&P 500 Index.

   Base Salary. It is the Compensation Committee's policy, in setting total compensation, that while base salary should remain competitive, annual and long-term incentive compensation should be emphasized. Accordingly, Mr. Duques' salary is targeted to reflect salaries between the 50th and 75th percentile paid by the Comparator Group. The salaries of the other Named Executives are targeted to reflect salaries at approximately the 75th percentile paid by the Comparator Group. The Committee targets the total compensation to be paid when pre-established performance goals are achieved to be at or above the 75th percentile paid by the Comparator Group.

   Annual Incentive Compensation. The Committee implemented a separate annual incentive plan for Mr. Duques and Mr. Fote in 1999, after obtaining shareholder approval to maintain the tax deductibility of the incentive plan payments. The Senior Executive Incentive Plan provides an annual incentive opportunity based on the performance of Company earnings before interest expense and taxes (EBIT) and is designed to focus attention and efforts on this important financial measurement.

   For executive management, except Mr. Duques and Mr. Fote, the Company adopted an annual management incentive program with bonus targets payable if specific goals are achieved. The annual incentive opportunity is based on the overall performance of the Company and on the performance of a business unit or staff function. The purpose of this incentive is to tie a significant portion of annual pay directly to key financial results and other important objectives.

   Stock Options. The Compensation Committee has established an annual option grant program under which the number of option grants made each February to the Named Executives and other senior management is performance driven. For 1999, the CEO was eligible for up to 150,000 options, Mr. Fote was eligible for up to 100,000 options and each of the other Named Executives was eligible for up to 75,000 options. One-half of the total possible grant is based on the performance of the Company's common stock as compared to that of the companies in the S&P 500 Index and one-half is based on the achievement of business unit and individual performance objectives. In 1999, the Committee reviewed the option holdings of senior management and awarded "premium-priced" options to Mr. Duques and Mr. Fote to align their economic interests with those of the shareholders. These grants are reflected in the table entitled Option Grants in 1999.

   Long-Term Incentive Compensation. Because the Compensation Committee considers a long-term orientation essential for the CEO and members of executive management, a major part of their incentive compensation is based on the Company's Shareholder Value Plan. Under the plan, a unit value (award amount) is determined at the end of each year based on the performance of the Company's common stock as compared to that of the companies in the S&P 500 Index during the preceding two years (subject to the Committee's discretion to adjust downward). The award amount is banked for a two-year period and increases annually by an amount equal to 50% of the Company's return on equity percentage or, if the return on equity is negative, decreases by an amount equal to 100% of the Company's return on equity percentage. The maximum unit value is awarded if the percentage increase in the price of the Company's common stock, plus dividends, exceeds that of 75% of the companies in the S&P 500 Index.

   The increase in the Company's common stock during the performance period ended December 31, 1999 was greater than that of 75% of the companies in the S&P 500 Index, resulting in the maximum unit value of $3,600,000 being awarded to Mr. Duques and $750,000 for other executives. Because it wanted to further align the interests of Mr. Duques and executive management with those of stock holders, the Committee exercised its discretion to reduce the unit value by 50%, and to instead award stock options at an exercise price at the fair market value of the Company's common stock on the grant date. The number of options was determined by dividing the amount of award reduction by 20% of the exercise price.

   Performance Reviews. Although the CEO's annual and long-term incentive award is formula driven (subject to the Compensation Committee's discretion to make a downward adjustment), the Compensation Committee has developed a formalized process for providing performance review and feedback to Mr. Duques. For 1999, the outside Board members and Mr. Duques mutually developed goals for him in several major areas including strategy and long-term objectives and executive development and succession planning. In December 1999, Mr. Duques submitted a self-assessment to the outside Board members. In February 2000, the outside Board members met separately to discuss the assessment, then conducted a performance review with Mr. Duques. Performance goals for 2000 also were set at this meeting. Similarly, in February 2000, Mr. Duques reviewed his assessment of each of the other Named Executives with the outside Board members and received their input. Mr. Duques then met with each of the Named Executives to discuss performance and set performance goals for 2000.

   Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to any of the Named Executives unless certain requirements are met. The Company's 1992 Long-Term Incentive Plan, Shareholder Value Plan, and the Company's Senior Executive Incentive Plan are designed to meet those requirements. The Compensation Committee's present intention is to comply with the requirements of Section 162(m) to the extent necessary to obtain full deductibility of executive compensation unless the Compensation Committee determines that such compliance would not be in the best interest of the Company and its shareholders.

                      COMPENSATION AND BENEFITS COMMITTEE

                       Charles T. Russell (Chairperson)
                              Bernard L. Schwartz
                                 Ben Burdetsky

                          SUMMARY COMPENSATION TABLE

   The following table shows the cash and other compensation paid or earned and certain long-term awards made to the Named Executives for all services to the Company in all capacities for 1999, 1998, and 1997.

                                                                           Long-Term
                                    Annual Compensation                  Compensation
                             -------------------------------------   -------------------------
                                                                       Awards         Payouts
                                                                     -----------     ---------
                                                      Other Annual   Securities        LTIP         All Other
       Name and                                       Compensation   Underlying       Payout       Compensation
  Principal Position    Year Salary ($)   Bonus ($)       ($)        Options (#)        ($)           ($)(1)
  ------------------    ---- ----------   ---------   ------------   -----------     ---------     ------------
Henry C. Duques........ 1999  812,308      762,000(2)    14,489(3)     600,557(4)            0        94,917
 Chairman of the Board  1998  800,000(5)         0(6)    26,274        567,383(7)(8) 2,492,910(9)    114,433
 and Chief Executive
  Officer               1997  600,000            0(6)    12,689        463,630       1,726,537(10)    69,884
Charles T. Fote........ 1999  700,000      610,000(2)         0        271,783(4)            0        84,600
 President and Chief    1998  611,138      200,000        3,834        434,345(8)      679,885(9)     94,000
 Operating Officer      1997  436,336      225,000            0        184,070         642,928(10)    60,000
Eula L. Adams.......... 1999  337,885      289,000            0         66,783(4)            0        42,493
 Executive Vice
  President             1998  264,423      200,000        1,366         90,000               0        38,809
                        1997  230,000      210,000            0         44,045               0        35,096
Lee Adrean............. 1999  458,654      303,600            0         66,783(4)            0        37,994
 Executive Vice
  President             1998  437,115      135,000        2,651        217,500         679,885(9)     64,000
 and Chief Financial
  Officer               1997  388,462      100,000            0        130,800               0        31,774
David P. Bailis........ 1999  450,000      337,400            0         71,783(4)            0        52,636
 Executive Vice
  President             1998  428,367      170,000      162,359(11)    238,447(8)            0        44,111
                        1997  338,462      130,000            0        149,121(7)            0        26,635

--------
 (1) Amounts shown for Messrs. Fote, Adrean, Bailis and Adams for 1999 include Company contributions to defined contribution plans. The amounts shown for Mr. Duques for 1999 consist of Company contributions to defined contribution plans ($76,357) and the dollar value of split dollar life insurance ($18,560).
 (2) Includes discretionary bonuses. In addition to the amounts determined by the plan, the Committee directed that discretionary bonuses also be paid in the following amounts: Mr. Duques: $150,000 and Mr. Fote: $100,000.
 (3) The amount shown for Mr. Duques consists of the dollar value of above-market interest on the Salary Deferral Plan ($14,489).
 (4) Includes options granted in lieu of a portion of the Shareholder Value Plan "banked" award for the 1998-1999 performance period.
 (5) The Committee directed that $200,000 of this amount be awarded in the form of a stock option which is included among those reported in this table.
 (6) Mr. Duques did not have an annual bonus plan in 1997 or 1998.
 (7) Includes stock options which the executive received in lieu of cash compensation.
 (8) A portion of these are purchased stock options which the executive elected to purchase under a special offering in early 1998.
 (9) Awards in 1998 were payouts of amounts "banked" at the end of the two-year performance period ended December 31, 1995. Messrs. Bailis and Adams were not eligible to participate at that time.
(10) These awards are payouts made under the Shareholder Value Plan of amounts "banked" at the end of the performance period ended December 31, 1994. Before the awards were banked, the Committee directed that the amounts awarded be reduced by $1,500,000 for Mr. Duques and $110,000 for Mr. Fote and granted the executives stock options. Messrs. Adrean, Bailis and Adams were not eligible to participate in the plan at that time.
(11) Includes above-market interest on the Supplemental Savings Plan in the amount of $2,431 and $159,928 for relocation, moving expenses and associated reimbursement amounts.

                             OPTION GRANTS IN 1999

   The following table contains information concerning grants of stock options under the 1992 Long-Term Incentive Plan (the "Incentive Plan") to each of the Named Executives during 1999.

                             Individual Grants
                     -----------------------------------
                     Number of     % of Total
                     Securities     Options    Exercise
                     Underlying    Granted to   or Base                Grant
                      Options     Employees in   Price   Expiration Date Present
Name                  Granted       1999(1)    ($/share)    Date      Value(2)
----                 ----------   ------------ --------- ---------- ------------
Henry C. Duques.....   50,000(3)     0.7152     38.4688   02/03/09     678,885
                       50,000(3)     0.7152     42.5625   04/01/09     751,130
                      300,000(4)     4.2910     70.0000   12/08/09   2,331,540
                      200,557(5)     2.8686     44.8750   12/08/09   3,176,582
Charles T. Fote.....   40,000(3)     0.5721     38.4688   02/03/09     543,108
                       40,000(3)     0.5721     42.5625   04/01/09     600,904
                      150,000(4)     2.1455     70.0000   12/08/09   1,165,770
                       41,783(5)     0.5976     44.8750   12/08/09     661,793
Eula L. Adams.......   25,000(3)     0.3576     38.4688   02/03/09     339,443
                       41,783(5)     0.5976     44.8750   12/08/09     661,793
Lee Adrean..........   25,000(3)     0.3576     38.4688   02/03/09     339,443
                       41,783(5)     0.5976     44.8750   12/08/09     661,793
David P. Bailis.....   30,000(3)     0.4291     38.4688   02/03/09     407,331
                       41,783(5)     0.5976     44.8750   12/08/09     661,793

--------
(1) Based on options to purchase an aggregate of 6,991,422 shares granted under the Incentive Plan during 1999 to all employees.
(2) These values were calculated using the Black-Scholes single option pricing model, a formula widely used and accepted for valuing traded stock options. The model is based on immediate exercisability and transferability which are not features of the options shown in the table. Any ultimate value will depend on the market value of the Company's stock at a future date. The following assumptions were used to calculate the values shown: estimated future dividend yield of .17%; expected price volatility of 25.4%, risk-free rate of return of 6.34%; and option holding period of 5 years.
(3) Options were granted under the Incentive Plan and carry an exercise price of 100% of the fair-market value on the date of grant and become exercisable in increments of one-fourth each year beginning on the first anniversary date of the grant.
(4) Options were awarded under the Incentive Plan as a one-time grant at a premium price of $70.00 when the fair market value was $44.875. Options will vest when the Company's stock price closes at or above $70.00 for five consecutive trading days by December 31, 2002, but in no event sooner than one year after the date of grant. If the stock price has not closed at or above $70.00 for five consecutive trading days by December 31, 2002, the options will automatically cancel; otherwise, the options will cancel ten years from the date of grant.
(5) The Committee exercised its discretion to reduce the amounts of the performance grants awarded under the Shareholder Value Plan for the period ended December 31, 1999. Awards were reduced by 50% and options were granted in an amount equal to the amount of the award reduction divided by 20% of the exercise price. These options were granted at the fair market value of the stock on the date of grant, and become exercisable in increments of one-third each year beginning on the first anniversary date of the grant.

                    AGGREGATED OPTION EXERCISES IN 1999 AND
                          YEAR-END 1999 OPTION VALUES

   The following table sets forth information for the Named Executives regarding the exercise of stock options during 1999 and unexercised stock options held as of the end of 1999:

                                                      Number of Securities            Value of Unexercised
                                                 Underlying Unexercised Options       In-the-Money Options
                                                      at December 31, 1999           at December 31, 1999(1)
                                                 ------------------------------- -------------------------------
                           Shares
                         Acquired on    Value
Name                     Exercise(#) Realized($) Exercisable(#) Unexercisable(#) Exercisable($) Unexercisable($)
----                     ----------- ----------- -------------- ---------------- -------------- ----------------
Henry C. Duques.........   90,955     2,700,904    3,256,221       1,215,488       91,470,714      10,742,983
Charles T. Fote.........   66,148     2,004,447    1,118,007         589,081       29,162,452       6,555,210
Eula L. Adams...........   15,710       382,442      137,941         166,805        3,742,116       2,542,565
Lee Adrean..............   40,854       937,607      473,653         206,456        5,776,529       2,361,624
David P. Bailis.........   25,138       753,901      440,255         231,428        6,176,511       2,801,285

--------
(1) The amounts shown reflect the $49.5938 fair market value of the Company's stock on December 31, 1999 less the option exercise price, but they do not reflect the impact of taxes.

                   LONG-TERM INCENTIVE PLANS--GRANTS IN 1999

   The following table sets forth information regarding grants made in 1999 under the Shareholder Value Plan to the Named Executives for the four-year period beginning January 1, 1999:

                                                Estimated Future Payouts under
                                                 Non-Stock Price-Based Plans
                                               ---------------------------------
                                 Performances
                     Number of     or Other
                   Shares, Units Period Until
                     or Other    Maturation or  Threshold   Target    Maximum
Name               Rights(#)(1)     Payout       ($)(2)     ($)(3)    ($)(4)
----               ------------- ------------- ----------- -------- ------------
Henry C. Duques..         0         4 years        660,000     N/A     3,600,000
Charles T. Fote..         0         4 years        500,000     N/A     2,000,000
Eula L. Adams....         0         4 years        250,000     N/A       750,000
Lee Adrean.......         0         4 years        250,000     N/A       750,000
David P. Bailis..         0         4 years        250,000     N/A       750,000

--------
(1) The Company's long-term incentives under the Shareholder Value Plan are not based on shares, units or rights. Under the terms of the plan, at the end of a two-year performance period, a unit value, i.e., the award, is established for each executive based on the performance of the Company's Common Stock as compared to the performance of companies in the S&P 500 Index, subject to the Committee's discretion to reduce the award produced by the formula based on factors it determines in its discretion. Those unit values or awards are banked for an additional two-year period, until payout of award, during which time the amount will be increased by a percentage equal to 50% of the shareholders' return on equity each year, or, if return on equity is negative, decreased by a percentage equal to 100% of the shareholders' return on equity each year. For the two-year performance period ended December 31, 1999, the formula produced a unit value of $750,000 for Messrs. Fote, Adrean, Bailis and Adams, and a unit value of $3,600,000 for Mr. Duques. To further align the executives' interests with those of shareholders, the Committee exercised its downward discretion to reduce the award by 50% and to instead award stock options at an exercise price at the fair market value of the Company's Common Stock on the date of grant. The number of options granted was determined by dividing the amount of award reduction by 20% of the exercise price.
(2) Two thresholds must be met before any unit value is established for any of the Named Executives. First, the rate of total shareholders' return must exceed the average two-year treasury note rate of return for the 60-day period prior to the performance period. Second, no unit value is established if the percentage increase in the Common Stock price, plus dividends, does not exceed the percentage increase of at least 50% of the companies in the S&P Index. Amounts shown are the unit values which would be established under the plan formula applicable to each executive if the thresholds are met, but not exceeded. As noted in footnote (1), these amounts will increase or decrease during the two-year banking period after they are set based on the Company's return on equity.
(3) No performance level or pay level has been identified as a target.
(4) Amounts shown are the maximum unit values which may be established at the end of the performance period. The ultimate payout is determined by the Company's return on equity over the two-year banking period after the unit value is established, and may be greater or less than the amount shown. No limit has been placed on the potential increase or decrease.

                                RETIREMENT PLANS

   The Company's defined benefit retirement plans were frozen in 1997. Mr. Duques, Mr. Fote, Mr. Bailis and Mr. Adams each have a frozen benefit which would provide for an annual payment at age 65 of approximately $37,700, $97,246, $9,582 and $6,948 respectively. Mr. Adrean did not accrue any benefits under the plans because he joined the Company after participation was frozen. All of the Company's executives participate in the Company's defined contribution plans. The Company's contributions to the Named Executive's defined contribution plans are shown in the "All Other Compensation" column of the Summary Compensation Table.

                               PERFORMANCE GRAPH

   The following graph compares the yearly percentage change in cumulative total shareholder return on Common Stock of the Company since December 31, 1994 with the cumulative total return over the same period of (i) the S&P 500 Index, and (ii) a peer group selected by the Company composed of the following ten computer services companies with market capitalizations over one billion dollars (Automatic Data Processing Inc., Ceridian Corp., Computer Sciences Corp., DST Systems Inc., Electronic Data Systems Corp., Equifax Inc., Fiserv Inc., Paychex Inc., Sunguard Data Systems Inc., and Total System Services Inc.) (the "Peer Group").

   Pursuant to rules of the Securities and Exchange Commission ("SEC"), the comparison assumes $100 was invested on January 1, 1995 in the Company's Common Stock and in each of the indices and assumes reinvestment of dividends, if any. Also pursuant to SEC rules, the returns of each of the companies in the Peer Group are weighted according to the respective company's stock market capitalization at the beginning of each period for which a return is indicated. Historic stock price is not indicative of future stock price performance.

                       [PERFORMANCE GRAPH APPEARS HERE]

                             FDC                           PEER GROUP                         S&P 500
                            ------                         ----------                         -------
      12/31/94                 100                              100                              100
      12/31/95              141.45                           140.25                           137.58
      12/31/96              154.59                           149.02                           169.17
      12/31/97              124.16                           179.02                           225.61
      12/31/98              135.67                           230.16                           290.09
      12/31/99              210.25                           277.40                           351.13

                    CERTAIN TRANSACTIONS AND OTHER MATTERS

   In the ordinary course of business, the Company and its subsidiaries from time to time engage in transactions with other corporations or financial institutions whose officers or directors are also directors or officers of the Company or a subsidiary. Transactions with such corporations and financial institutions are conducted on an arm's-length basis and may not come to the attention of the directors or officers of the Company or of the other corporations or financial institutions involved.

   RRE Investors. In December 1995, the Company made a $3,000,000 limited partnership investment in RRE Connect Investors, L.P. (the "Connect Partnership"). The Connect Partnership invested these proceeds in securities of Connect, Inc. In February 2000, Connect, Inc. merged with a subsidiary of Calico Commerce, Inc. and each share of Connect, Inc. was converted into 0.081 shares of Calico Commerce, Inc. The general partner of the Connect Partnership is RRE Partners LLC and the Connect Partnership engaged RRE Advisors, LLC to manage the affairs of the Connect Partnership. The Company paid RRE Advisors, LLC an annual management fee of $60,000 plus 2% of its capital investment through December 1998. No management fee was paid in 1999. In addition, the Limited Partnership Agreement provides that the general partner is entitled to a 17% carried interest in profits realized beyond the amount of the original investment.

   In the fourth quarter of 1996, the Company made a commitment to invest up to $3 million as a limited partner in RRE Investors, L.P. As of December 31, 1999, the Company had funded $2,709,718 of the commitment. The Company is required to pay RRE Advisors, LLC an annual management fee of 2% of its capital commitment as well as its pro rata share of certain organizational and other expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of all distributions after satisfaction of certain distribution preferences in favor of the limited partners. During 1999, the Company paid $60,000 in management fees and organizational expenses.

   In the second quarter of 1999, the Company made a commitment to invest up to $5 million as a limited partner in RRE Investors II, L.P. As of December 31, 1999, the Company had funded $825,550 of the commitment. The Company is required to pay RRE Advisors, LLC an annual management fee of 2.5% of its capital commitment as well as its pro rata share of certain organizational and other expenses. In addition, the Limited Partnership Agreement provides that the general partner is entitled to receive 20% of all distributions after satisfaction of certain distribution preferences in favor of the limited partners. During 1999, the Company paid $62,500 in management fees and organizational expenses.

   Mr. Robinson and members of his family control and have equity interests in RRE Investors, L.P.; RRE Investors II, L.P.; RRE Partners LLC; and RRE Advisors, LLC (collectively, the "RRE Entities"). Prior to authorizing the investments as described above, Mr. Robinson disclosed his interests in the transactions to the Board and the Board unanimously approved the investments.

   The Rutherford Fund. The Company is contemplating an investment of up to $50 million as a limited partner in The Rutherford Fund I, L.P. (the "Fund"). As of March 1, 2000, the Company has not entered into any agreement nor made any investment. If the Company does enter into an agreement, the Company expects that it will be required to pay Rutherford Venture Management, L.L.C. an annual management fee as well as some portion of the organizational and other expenses. The Company also expects that Rutherford Venture Management, L.L.C., as the general partner, will receive some portion of the distributions from the Fund. Mr. Staglin has, or following the transaction the Company expects that he will have, control and equity interests in The Rutherford Fund I, L.P. and Rutherford Venture Management, L.L.C. The Company's investment in the Fund is subject to approval by the Board taking into consideration Mr. Staglin's interest in the transaction.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock ("Section 16 Persons") to file reports of ownership and changes in ownership in the Company's Common Stock with the SEC and the New York Stock Exchange. The Company inadvertently caused one report for Robert J. Levenson to be filed late with respect to one grant of an option to purchase Common Stock. Based on the Company's records and other information, the Company believes, with the one exception noted above, that all Section 16(a) filing requirements for the Section 16 Persons have been complied with during or with respect to the fiscal year ended December 31, 1999.

                       PRINCIPAL HOLDERS OF COMMON STOCK

   The following table sets forth, based on the number of shares outstanding as of December 31, 1999, the percentage of ownership of the Common Stock by the persons believed by the Company to own beneficially more than 5% of the Common Stock based solely upon filings with the Securities and Exchange Commission.

                                     Amount and Nature of
      Name and Address               Beneficial Ownership     Percent of Class
      ----------------               --------------------     ----------------
      AMVESCAP PLC                            23,802,325(1)         5.70%
       11 Devonshire Square           (shared voting and
       London EC2M 4YR                 dispositive power)
       England; and
       1315 Peachtree Street, N.E.
       Atlanta, Georgia 30309

--------
(1) A Schedule 13G dated February 3, 2000, was filed by AMVESCAP PLC, the parent holding company, and its subsidiaries AVZ, Inc.; AIM Management Group Inc.; AMVESCAP Group Services, Inc.; INVESCO, Inc.; INVESCO North American Holdings, Inc.; INVESCO Capital Management, Inc.; INVESCO Funds Group, Inc.; INVESCO Management & Research, Inc.; INVESCO Realty Advisers, Inc.; and INVESCO (NY) Asset Management, Inc. According to the Schedule 13G filing, the shares are held on behalf of other persons who have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of the shares.

                                     * * *

   You are urged to mark, date, sign and return the enclosed Proxy Card in the prepaid envelope provided for such purpose or follow any alternative voting procedure described on the Proxy Card. Your prompt action may save the Company the expense of a second mailing.

   We encourage all shareholders to attend the Annual Meeting of Stockholders on May 10, 2000. If, due to a disability, you desire this document in an alternative, accessible format or you will need special assistance at the meeting, please contact the Corporate Secretary.

                                          HENRY C. DUQUES
                                          Chairman

[FIRST DATA LOGO APPEARS HERE]                           COMPANY #
                                                         CONTROL #

There are two ways to vote your Proxy

Vote by phone -- call toll free -- 1-800-240-6326

  . Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
  . You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
  .  Then follow the simple instructions.
  . Your telephone vote authorizes your shares to be voted in the same manner as if you marked, signed and returned your proxy.

Vote by mail

  Mark, sign and date your proxy card, and return it in the postage-paid envelope we've provided or return it to First Data Corporation, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.



           If you vote by phone, please do not mail your Proxy Card

                              Please detach here
--------------------------------------------------------------------------------



          The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.  Election of directors:    01  Courtney F. Jones    02  Robert J. Levenson        [_]  Vote FOR all    [_]  Vote WITHHELD
                              03  Charles T. Russell                                      nominees             from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.  The ratification of the selection of Ernst & Young LLP as independent auditors   [_] For       [_] Against     [_] Abstain
    of the Company for 2000.

In their discretion, the Proxies are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.


                                              Date _____________________________


                                          Signature(s) in Box

                                          Please sign exactly as your name(s)
                                          appear on Proxy. If held in joint
                                          tenancy, all persons must sign.
                                          Trustees, administrators, etc., should
                                          include title and authority.
                                          Corporations should provide full name
                                          or corporation and title of authorized
                                          officer signing the proxy.

     Shown on the reverse side are the number of shares of FDC stock, if any, beneficially held for you (1) in the Incentive Savings Plan. (2) in the Employee Stock Purchase Plan, and (3) as Restricted Stock, as of March 13, 2000. Shares held in the Incentive Savings Plan were provided by The American Express Trust Company, Shares held in the Employee Stock Purchase Plan were provided by Charles Schwab & Company, Inc., and Shares of Restricted Stock were provided by FDC Stock Plan Administration.

     By following the phone voting procedures on the reverse side or by completing and mailing the card attached below in time for delivery by May 5, 2000, you will have voted all of your shares held in the Incentive Savings Plan, the Employee Stock Purchase Plan and as Restricted Stock.

     If you own FDC shares outside of the plans, you will receive separate proxy materials and you should follow the voting instructions described in the materials to vote those shares.





                              Please detach here
--------------------------------------------------------------------------------


     FIRST DATA CORPORATION                                         proxy
     --------------------------------------------------------------------
              Employee Proxy Voting Card in Connection with the
             First Data Corporation Incentive Savings Plan (ISP)/
             Employee Stock Purchase Plans (ESPP)/Restricted Stock

     This Proxy is solicited on behalf of the Board of Directors of First Data Corporation (FDC).

     Voting authorization for ISP Shares--I hereby instruct American Express Trust Company ("American Express"), as Trustee under the FDC ISP, to vote, in person or by proxy, all shares of Common Stock of FDC allocated to my account under the ISP at the Annual Meeting of Stockholders of FDC to be held on May 10, 2000 and at any postponement or adjournment thereof, in the manner specified below. American Express will vote the ISP shares represented by the voting instruction if properly completed and signed by me and received back by May 5, 2000. The ISP Trust Agreement instructs American Express to vote FDC shares allocated to my ISP account for which American Express has not received instructions from me in the same proportion on each issue as it votes those shares credited to participants' accounts for which American Express received instructions from participants

     Voting Authorization for ESPP shares and Restricted Stock--I hereby appoint Henry C. Duques and Michael T. Whealy, as Proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all the shares of Common Stock of FDC beneficially held by me in the ESPP or as Restricted Stock on March 13, 2000, at the Annual Meeting of Stockholders of FDC to be held on May 10, 2000 and at any adjournment or postponement thereof, in the manner specified below. With respect to ESPP Shares and Restricted Stock, this Proxy, when properly executed, will be voted as directed by the undersigned stockholder. If no direction is given, this Proxy will be voted for the election of the nominees indicated and for the approval of all Proposals presented.

         (continued, and to be signed and dated, on the reverse side)

[FIRST DATA LOGO APPEARS HERE]                                 Company #
                                                               Control #

There are two ways to vote your Proxy.


  Vote by Phone -- Call Toll Free -- 1-800-240-6326

     . Use any touch-tone telephone to vote your Proxy 24 hours a day, 7 days a week.
     . You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
     .  Then follow the simple instructions.
     . Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy.


  Vote by Mail


    Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to First Data Corporation, c/o Shareowner Services (SM), P.O. Box 64873, St. Paul, MN 55164-0873


           If you vote by phone, please do not mail your Proxy Card.


                              Please detach here
--------------------------------------------------------------------------------

          The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:    01  Courtney F. Jones    02  Robert J. Levenson    [_] Vote FOR all   [_] Vote WITHHELD
                             03  Charles T. Russell                                 nominees           from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. The ratification of the selection of Ernst & Young LLP as independent auditors
   of the Company for 2000.                                                     [_] For      [_] Against     [_] Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL AND ELECTION OF THE INDICATED
                        ---
NOMINEES.



Address Changed? Mark Box  [_]
Indicate changes below:               Date ____________________________________



                                  Signature(s) in Box
                                  Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name or corporation and title of authorized officer signing the proxy.

                              Please detach here
--------------------------------------------------------------------------------

    FIRST DATA CORPORATION                                          proxy
    ---------------------------------------------------------------------

    This proxy is solicited by the Board of Directors of First Data Corporation
    (FDC)
    By signing this proxy, you revoke all prior proxies and appoint Henry C. Duques and Michael T. Whealy, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of FDC you held in your account on March 13, 2000 at the Annual Meeting of Stockholders of FDC to be held on May 10, 2000, and any adjournment or postponement of such meeting, in the manner specified on the other side of this proxy. In their discretion, Mr. Duques and Mr. Whealy are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.


                     See reverse for voting instructions.